EXHIBIT 4.2

SUBSCRIPTION AGREEMENT

SPECTRAL MOLECULAR IMAGING, INC.

To:	Spectral Molecular Imaging, Inc.

This Subscription Agreement (this “Subscription Agreement”) is made by and between Spectral Molecular Imaging, Inc., a Nevada corporation (the “Company”), and the undersigned prospective purchaser (the “Investor”) who is subscribing hereby for units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.001 par value (sometimes referred to herein as the “Common Stock” and sometimes, the “Shares”) and one Common Stock purchase warrant (a “Warrant”). The Investor has received that certain Offering Memorandum of the Company, dated July 5, 2005 and all exhibits and any supplements referred to therein (the “Memorandum”). Each Warrant is exercisable for one share of Common Stock at two dollars and fifty cents ($2.50) per share for a period of three years. The Units are offered and sold in multiples of 20,000 Units for $1.00 per Unit. All information contained in this Subscription Agreement is after taking into effect a pending stock split of the Common Stock described in the Memorandum. The Company may, in its discretion, sell a limited number of Units in multiples of 10,000 Units (for $10,000). The Units are offered to Accredited Investors (hereinafter defined) only. All funds received by the Company pursuant to subscriptions for the Units will be deposited in a segregated bank account established by the Company. The Company is selling certain of the Units through finders, who will receive compensation described in the Memorandum in connection with introducing purchasers of the Units to the Company.

In consideration of the Company’s agreement to sell Units to the Investor upon the terms and conditions summarized in the Memorandum, the Investor or Company, as the case may be, agrees and represents as follows:

A.	SUBSCRIPTION.

1. The Investor hereby irrevocably subscribes for and agrees to purchase the number of Units indicated on the signature page hereof at a purchase price of one dollar ($1.00) per Unit. The Investor encloses herewith a check payable to “Spectral Molecular Imaging, Inc.—Special Account” or has wire transferred to Bank of America, routing number 121000358, for deposit to the Company’s account number 2151940728 in the amount of the purchase price of the Units for which the Investor is subscribing (the “Payment”). Subscription payments shall be made in U.S. funds, although the Company reserves the right to accept payment in Canadian funds at the prevailing exchange rate at the time of the subscription at its sole discretion.

2. No Units will be sold unless (a) the Company receives and accepts subscriptions for at least 1,500,000 Units on or before August 31, 2005, which date may be extended by the Company in its sole discretion to not later than September 30, 2005, and with the Offering continuing after receipt and acceptance of the subscriptions for at least 1,500,000 Units by the foregoing deadline (the “Minimum Subscription Date”) until October 31, 2005 or such earlier date as the Company in its sole discretion shall determine (the “Provisional Offering Closing”), and (b) the Company completes the Reorganization transaction with Patco Industries, Ltd., a Delaware corporation (the “Public Company”) in the manner described in the Memorandum (the “Reorganization”) within 30 days after the Provisional Offering Closing (the “Final Closing”). The date of the Provisional Offering Closing shall be that date as shall be chosen by the Company. All subscription funds for the purchase of Units will be held in a segregated bank account of the Company (the “Escrow”) until immediately prior to the Reorganization. If subscriptions for at least 1,500,000 Units are not received and accepted by the Minimum Subscription Date or if the Final Closing does not occur within 30 days after the Provisional Offering Closing, all funds held in the Escrow will be promptly returned to investors without deduction therefrom or interest thereon. The sale of the Units will be deemed to have been completed immediately prior to the Final Closing, the Investor will become a stockholder of the Company immediately prior to the Final Closing, and the name of such purchaser will be registered on the stock transfer books of the Company immediately prior to the Final Closing as the record owner of such Shares and Warrants. Immediately following the foregoing sale of Shares and Warrants, the Shares and Warrants purchased by the Investor will be exchanged in the Reorganization for shares of the Public Company’s common stock and a warrant to purchase shares of the Public Company’s common stock, and the Public Company shall issue to each subscriber whose subscription is accepted, (i) one or more stock certificates representing the shares of the Public Company’s common stock for which the Shares were exchanged in the Reorganization, and (ii) a Warrant representing the purchaser’s right to purchase additional shares of the Public Company’s common stock. The Company may reject any subscription, in whole or in part, for any reason. The Payment (or, in the case of rejection of a portion of the Investor’s subscription, the part of the Payment relating to such rejected portion) will be returned promptly if the Investor’s subscription is rejected in whole or in part.

B.	REGISTRATION.

As part of the Reorganization, the Public Company has agreed to file within 90 days following the completion of the Reorganization a registration statement with the SEC to register all of the shares of Common Stock and all of the shares of Common Stock underlying the Warrants purchased by the Investor. The terms, conditions and limitations of the foregoing registration rights are set forth on Appendix I to this Subscription Agreement. The Investor hereby agrees to be bound by the terms and conditions set forth on Appendix I.

C.	REPRESENTATIONS AND WARRANTIES.

C.1 Representations and Warranties by All Investors.

The Investor hereby represents and warrants to, and agrees with, the Company as follows:

1. The Investor has sufficient liquid assets to sustain a loss of the Investor’s entire investment.

2. The Investor represents that he is resident in the jurisdiction set forth on the signature page to this Subscription Agreement and is an Accredited Investor as that term is defined in Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”), and summarized in the Memorandum. The Investor also represents that he, either alone or with the Investor’s representative(s), has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Units.

3. The Investor represents that he: (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of his investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of the subscription; and (iii) has not made an overall commitment to investments which are not readily marketable that is so disproportionate as to cause such overall commitment to become excessive.

4. The Investor’s Units are being purchased for the Investor’s own account, for investment purposes only, not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part. No other person has or will have a direct or indirect beneficial interest in the Investor’s Units. The Investor will not sell, hypothecate or otherwise transfer the Investor’s Units unless: (a) there is an effective registration statement under the Act and applicable state securities laws covering any transaction involving such securities, or (b) an exemption from the registration requirements of the Act and such state laws is available.

5. The Investor has been furnished with and has carefully read the Memorandum and is familiar with and understands the terms of the offering. In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representations or other information (whether oral or written) from the Company, other than as set forth in the Memorandum. With respect to the Investor’s tax and other economic considerations involved in this investment, the Investor is not relying on the Company. The Investor has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with the Investor’s professional legal, tax, accounting and financial advisors the suitability of an investment in the Units for the Investor’s particular tax and financial situation and has determined that the Units being subscribed for by the Investor are a suitable investment for the Investor.

6. The Company has made available to the Investor all documents and information that the Investor has requested relating to an investment in the Units.

7. The Investor has received, read, understands and is familiar with the Memorandum, including, without limitation, the “Risk Factors” section contained therein and the exhibits attached thereto.

8. The Investor confirms that the Company has made available to the Investor the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Offering, the Company and the activities of the Company, the Public Company, and otherwise to obtain any additional information, to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum, and the Investor does not require any additional information concerning the foregoing.

9. The Investor recognizes that the Company is an early development stage company that has not generated any revenues to date and is not expected to have any products commercially available for a number of years, if at all. In addition, the Public Company has not conducted any business operations in recent years. Therefore, the Investor realizes that an investment in the Company involves substantial risks, including loss of the entire amount of such investment, and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Units.

10. If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required: (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of its Units, (b) to delegate authority pursuant to a power of attorney, and (c) to purchase and hold such Units; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate, and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring such Units, unless each beneficial owner of such entity is qualified as an Accredited Investor within the meaning of Rule 501 (a) of Regulation D, and has submitted information substantiating such individual qualification.

11. The Investor shall indemnify and hold harmless the Company, and each officer, director or control person of any such entity, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Investor to the Company or omitted or alleged to have been omitted by the Investor, concerning the Investor or the Investor’s authority to invest or financial position in connection with the offering or sale of the Units, including, without limitation, any such misrepresentation, misstatement or omission contained in the Questionnaire submitted by the Investor, against losses, liabilities and expenses for which the Company or any officer, director or control person of any such entity has not otherwise been reimbursed (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company or such officer, director or control person in connection with such action, suit or proceeding.

C.2 Additional Representations and Warranties by Canadian Residents.

1. The Investor, if resident in either British Columbia or Alberta, hereby represents and warrants to, and agrees with, the Company:

that the Investor is purchasing as principal, or is deemed to be purchasing as principal under the Securities Act (British Columbia) (the “B.C. Act”), and is an “accredited investor” as defined in Multilateral Instrument 45-103 Capital Raising Exemptions (“MI 45-103”) and the Investor has completed and executed the British Columbia and Alberta Accredited Investor Certificate attached hereto as Appendix II and confirms the truth and accuracy of all statements made therein by the Investor.

2. If the Investor is a resident of, incorporated under or otherwise subject to the laws of the Province of Ontario, the Investor is an “accredited investor” as that term is defined in Ontario Securities Commission Rule 45-501, and the Investor has completed and executed the Ontario Accredited Investor Certificate attached hereto as Appendix III to this Subscription Agreement and confirms the truth and accuracy of all statements made therein by the Investor;

3. the Units and any securities of the Public Company acquired following the Reorganization will be subject to resale or transfer restrictions, including the following:

(i)	the Units or any Public Company securities will be subject to resale restrictions under applicable securities legislation;

(ii)	the Investor will not be able to resell, assign or otherwise dispose of the Units or any Public Company securities unless they are subsequently distributed under a prospectus or in compliance with all applicable resale restrictions;

(iii)	the Company may be required to legend the certificates representing the Units or any Public Company securities regarding these and any other restrictions on resale; and

(iv)	the Company is under no obligation to qualify the resale of the Units or any Public Company securities under a prospectus, or assist the Investor in complying with any exemption from the prospectus requirement or resale restrictions set out under applicable securities legislation.

D.	UNDERSTANDINGS.

The Investor understands, acknowledges and agrees with the Company as follows:

1. This Subscription may be rejected, in whole or in part, by the Company, in its sole and absolute discretion, at any time before the Final Closing, notwithstanding prior receipt by the Investor of notice of acceptance of the Investor’s Subscription.

2. This Subscription is and shall be irrevocable, except that the Investor shall have no obligations hereunder in the event that this Subscription is rejected in full for any reason.

3. No Federal or state agency has made any finding or determination as to the accuracy or adequacy of the Memorandum or as to the fairness of the terms of this offering for investment, nor any recommendation or endorsement of the Units.

4. The offering and sale of the Units is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act, and Rule 506 thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Investor herein and in the Questionnaire.

5. The Company currently is a private company whose shares have not been registered with any governmental agency. In addition, the offer and sale of the Shares under the Memorandum have not been registered. Accordingly, the Common Stock contained in the Units will not be freely transferable. In the Reorganization, the Company will exchange the Shares for shares of common stock of the Public Company. The shares of the Public Company’s stock that an Investor will receive in the Reorganization will also not be registered or freely transferable, and unless those shares are registered sooner, cannot be publicly resold for at least one year after the date of the Reorganization. Although the Public Company will be required to file a registration statement within 90 days following the Final Closing to register the Shares and shares of Common Stock issuable upon exercise of the Warrants, the Public Company may encounter delays in completing this registration and the Investor may have to bear the economic risk of his investment in the Units for an indefinite period of time. Although the Public Company’s shares are eligible for trading on the OTC-Other Market, there may not be a significant market in such stock in the future. In addition, there can be no assurance that a regular and established market will be developed and maintained for the securities upon completion of the Reorganization and this Offering. There can also be no assurance as to the depth or liquidity of any market for the Public Company’s common stock or the prices at which holders may be able to sell the shares.

6. If the Company decides to use any placement agents, each of the placement agents will receive compensation in connection with the offering and sale of the Units but none of them will guarantee or assume responsibility for the operation or possible liability of the Company, and none of them will supervise or participate in the operation or management of the Company.

7. The Investor understands that, in connection with the Reorganization, the Company will conduct a limited due diligence investigation of the Public Company, including a reasonable investigation of the Public Company’s assets and liabilities, management and operations. The Investor acknowledges that, notwithstanding the Company’s due diligence investigation, undiscovered liabilities and other problems with the Public Company may subsequently arise that will affect the value of the shares of the Public Company’s securities that the Investor will receive following the Reorganization. The Investor acknowledges that in making its investment in the Units it is not relying upon any due diligence investigation of the Company to detect the Public Company’s undisclosed liabilities or problems.

8. The Investor acknowledges that no general solicitation or general advertising (including, without limitation, communications published in any newspaper, magazine or other broadcast) has been received by him and that no public solicitation or advertisement with respect to the offering of the Units has been made to him.

9. The Investor acknowledges that the information contained in the Memorandum is confidential and non-public and agrees that all such information shall be kept in confidence by the Investor and neither used by the Investor for the Investor’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations). The Investor acknowledges that the information contained in the Memorandum regarding the Reorganization is non-public information and is material in nature. The applicable provisions of the United States Federal and state securities laws, particularly Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended, prohibit the purchase or sale of publicly traded securities on the basis of material non—public information. Accordingly, the Investor agrees not to purchase or sell shares of the Public Company until the Reorganization has been completed and has been fully disclosed to the public and the Securities and Exchange Commission.

10. IN MAKING AN INVESTMENT DECISION PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE UNITS HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE OR FOREIGN SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE MEMORANDUM OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

11. THE UNITS (INCLUDING THE SHARES OF COMMON STOCK, WARRANTS AND WARRANT SHARES CONTAINED THEREIN) MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

12. FOR RESIDENTS OF ALL STATES. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER

SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE CERTIFICATES EVIDENCING THE SECURITIES SHALL BEAR A RESTRICTIVE LEGEND REFLECTING THE FOREGOING AND REQUIRING THE TRANSFEROR TO PROVIDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY FOR ANY TRANSFER PURSUANT TO AN EXEMPTION UNDER THE ACT. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

13. ANY UNITS PURCHASED BY RESIDENTS OF BRITISH COLUMBIA, ALBERTA OR ONTARIO WILL BE SUBJECT TO RESALE RESTRICTIONS IMPOSED UNDER THE SECURITIES LAWS OF THOSE PROVINCES AND MAY ONLY BE SOLD PURSUANT TO AN AVAILABLE EXEMPTION.

E.	MISCELLANEOUS.

1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Memorandum. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

2. Except as set forth in Section D.1 herein, neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

3. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Company, at 8591 Skyline Drive, Los Angeles, California 90046; or (ii) if to the Investor, at the address for correspondence set forth in the Questionnaire, or at such other address as may have been specified by written notice given in accordance with this paragraph E.3.

4. Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Investor, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

5. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California, as such laws are applied by California courts to agreements entered into and to be performed in California by and between residents of California, and venue shall be in the federal and state courts located in Los Angeles, California. This Subscription Agreement shall be binding upon the Investor, the Investor’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6. The Investor hereby irrevocably nominates, constitutes and appoints the President of the Company as his, her or its agent and true and lawful attorney to act on his, her or its behalf, whether in the best interest of the Investor or otherwise, with full power and authority in his, her or its name, place and stead to execute, under seal or otherwise, swear to, acknowledge, deliver and file or record when, as and where required:

(i)	any waiver required under applicable legislation or the constating documents of the Company waiving the Investor’s right to subscribe for a pro-rata portion of any securities allotted while the Company is not a reporting company; and

(ii)	any escrow or pooling agreement in respect of the Units that is imposed by any regulatory body having jurisdiction or that the Company agrees to in its sole discretion.

The power of attorney granted herein is an irrevocable power coupled with an interest and it shall survive the death, disability, mental infirmity, or bankruptcy of the Investor or the assignment by the Investor of the whole or any part of the interest of the Investor in the Units. The Investor agrees to be bound by any representations made and actions taken by the Company pursuant to this power of attorney in accordance with the terms hereof and hereby waives any and all defences which may be available to the Investor to contest, negate or disaffirm the action of the Company taken under this power of attorney. The Company, its directors, officers, employees, advisors and agents shall not be liable for any act done or omitted hereunder as attorney for the Investor. The Investor indemnifies the Company, its directors, officers, employees, advisors and agents and holds them harmless against any loss, liability or expense arising out of, or in connection with, any actions taken pursuant to this power of attorney.

7. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

F.	SIGNATURE.

The signature page of this Subscription Agreement is contained as part of the applicable Subscription Package, entitled “Signature Page,” appearing after the Investor Questionnaire.

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INDIVIDUAL INVESTOR QUESTIONNAIRE

Investor Name:

To:	Spectral Molecular Imaging, Inc.

The information contained in this Questionnaire is being furnished in order to determine whether the Investor’s subscription in the accompanying Subscription Agreement to purchase the Units described in the Memorandum may be accepted. (Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the attached Subscription Agreement.)

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The Investor understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Units is exempt from registration under the Act or meets the requirements of applicable state securities or “blue sky” laws. Further, the Investor understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities or “blue sky” regulators.

I.	PLEASE INDICATE DESIRED TYPE OF OWNERSHIP OF UNITS.

☐	Individual or business entity
☐	Joint Tenants (rights of survivorship)
☐	Tenants in Common (no rights of survivorship)

II.	IF THE INVESTOR IS AN INDIVIDUAL, PLEASE CHECK ANY OF THE STATEMENTS 1-4 BELOW THAT APPLIES TO YOU.

☐ 1.	I have an individual net worth* or joint net worth with my spouse in excess of $1,000,000.

☐ 2.	I have had an individual income* in excess of $200,000 in each of 2003 and 2004 and I reasonably expect an individual income in excess of $200,000 for 2005.

☐ 3.	My spouse and I have had a joint income in excess of $300,000 in each of 2003 and 2004, and I reasonably expect a joint income in excess of $300,000 for 2005.

☐ 4.	I am a director or executive officer of Spectral Molecular Imaging, Inc.

*	For purposes of this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

III.	IF THE INVESTOR IS NOT AN INDIVIDUAL, CHECK THE APPROPRIATE BOX THAT APPLIES TO YOU.

(i)	☐	A bank (as defined in Section 3(a)(2) of the Act or savings and loan association (as defined in Section 3(a)(5) of the Act), whether acting in its individual or fiduciary capacity.

(ii)	☐	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

(iii)	☐	An insurance company (as defined in Section 2(a)(13) of the Act).

(iv)	☐	An investment company registered under the Investment Company Act of 1940, or a business development company as defined in said Investment Act.

(v)	☐	A Small Business Investment Company licensed by the U.S. Small Business Administration.

(vi)	☐	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality thereof, for the benefit of its employees, which plan has total assets in excess of $5,000,000.

(vii)	☐	An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 (“ERISA”), if the investment decision with respect to this investment is made by a plan fiduciary (as defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, its investment decisions are made solely by persons who are accredited investors.

(viii)	☐	A private business development company as defined in the Investment Advisors Act of 1940.

(ix)	☐	A corporation, Massachusetts or similar business trust or partnership, or any tax exempt organization as defined in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

(x)	☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Units.

IV.	OTHER CERTIFICATIONS.

By signing the Signature Page, I certify the following:

(a)	that I am at least 21 years of age;

(b)	that my purchase of a Unit will be solely for my own account and not for the account of any other person (other than my spouse, if co-owner); and

(c)	that the name, residence address and social security or taxpayer identification number as set forth in this Questionnaire are true, correct and complete.

SPECTRAL MOLECULAR IMAGING, INC.

INDIVIDUAL SIGNATURE PAGE

Your signature on this Individual Signature Page evidences your agreement to be bound by the Questionnaire and the Subscription Agreement.

The Investor represents that (a) he/she has read and understands this Subscription Agreement, (b) the information contained in this Questionnaire is complete and accurate and (c) he/she will telephone the Company immediately if any material change in any of this information occurs before the acceptance of his/her subscription and will promptly send the Company written confirmation of such change.

TO BE COMPLETED BY THE INVESTOR:

A.	Subscription Amount.

Subscription:	_______________ Shares

Subscription Price Per Unit	U.S.$1.00

Subscription Funds:	U.S.$________________

The Company reserves the right to accept payment in Canadian funds at the prevailing exchange rate in its sole discretion.

B.	Name and Address. The name and address (to establish the Investor’s jurisdiction of residence for the purpose of determining the applicable Securities Rules) of the Investor is as follows:

Name

Street Address

City, Province, Country, Postal Code

Social Security or Tax I.D. Number

Email:

Phone:	Fax:

C.	Registration Instructions. The name and address of the person in whose name the Investor’s securities are to be registered is as follows (if the name and address is the same as was inserted in paragraph B above, then insert “see B above”):

Name

Street Address

City, Province, Country, Postal Code

D.	Delivery Instructions. The name and address of the person to whom the certificates representing the Investor’s securities referred to in paragraph B above are to be delivered is as follows (if the name and address is the same as was inserted in paragraph B or C above, then insert “see B above” or “see C above”, as the case may be):

Name

Street Address

City, Province, Country, Postal Code

Signature

Name and, if the purchase is other than in individual, the title of such person (Please Type or Print)

Signature of Spouse if Co-owner

Name of Spouse if Co-owner

Date

THE UNITS AND UNDERLYING SECURITIES CONTAINED IN THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

Spectral Molecular Imaging, Inc., a Nevada corporation, hereby accepts the foregoing subscription subject to the terms and conditions hereof this          day of                             , 2005.

SPECTRAL MOLECULAR IMAGING, INC.

By:
Name:
Its:

SUBSCRIPTION AGREEMENT

APPENDIX I

1. Certain Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement to which this Exhibit is attached. As used in this Exhibit, the following terms shall have the following respective meanings:

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Company” means Spectral Molecular Imaging, Inc., a Nevada corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” and “Holders” means (i) the Investor, (ii) any other person who purchased Units pursuant to the Memorandum, and (iii) any person holding Registrable Securities to whom the registration rights under any of the Subscription Agreements have been validly transferred.

“Investor” means the subscriber listed in the attached Subscription Agreement.

“Public Company” means Patco Industries, Ltd., a Delaware corporation.

“Registrable Securities” means shares of (i) the Public Company’s Common Stock issued in exchange for the Company’s Common Stock issued as part of the Units; (ii) the Public Company’s Common Stock that have been issued upon exercise or are issuable upon exercise of the Warrants assumed by the Public Company; and (iii) any Common Stock of the Public Company issued or issuable in respect of the foregoing shares of the Public Company’s Common Stock upon any stock split, stock dividend, recapitalization or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Public Company in complying with Section 2.1, including without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Public Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Public Company which shall be paid in any event by the Public Company).

“Rule 144” and “Rule 145” shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

“Securities Act” shall mean the federal Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the securities registered by the Holders.

“Warrant” and “Warrants” means those Common Stock purchase warrants issued by the Company as part of the Units sold pursuant to the Memorandum.

2. Registration.

2.1      Registration Filing.

(a)      Filing for Registrable Securities. Within 90 days following the Final Closing (as defined in the Memorandum), the Public Company shall file a registration statement with the Commission for the sale of all of the Registrable Securities.

(b)      Inclusion of Other Shares. The Public Company may, at its option, include shares held by other stockholders of the Public Company in any such registration statement filed under this Section 2.1.

2.2      Expenses of Registration. All Registration Expenses incurred in connection with a registration pursuant to Section 2.1 shall be borne by the Public Company; provided, however, that the Public Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of counsel for the Holders in connection with the registration of their Registrable Securities, (ii) any portion of any underwriter’s commissions or discounts, expense allowance or fees or stock transfer taxes attributable to the Registrable Securities being offered and sold by the Holders of Registrable Securities, or (iii) any of such expenses if the payment of such expenses by the Public Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

2.3      Registration Procedures. In the case of the registration effected by the Public Company pursuant to this Exhibit, the Public Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Public Company will:

(a)      Prepare and file with the Commission a registration statement and such amendments and supplements as may be necessary and use its commercially reasonable best efforts to cause such registration statement to become and remain effective until (i) the first anniversary following the date the registration statement is declared effective, or (ii) all of the Registrable Securities included in the registration statement have been sold, whichever comes first, except that the Public Company shall be permitted to suspend the use of the registration statement during certain periods as set forth below in this Section 2.3;

(b)      Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

Notwithstanding the foregoing, the Public Company shall notify each Holder whose securities are included in a registration of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, the Public Company may suspend use of the prospectus on written notice to each participating Holder, in which case each participating Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the participating Holders or until the participating Holders are advised in writing by the Public Company that the use of the applicable prospectus may be resumed (the period of such suspension shall be a “Blackout Period”). The Public Company shall ensure that the use of the prospectus may be resumed as soon as is reasonably practicable. The Public Company shall, upon the occurrence of any event contemplated by this paragraph, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event that the Public Company declares one or more Blackout Periods, the one-year anniversary period set forth in Section 2.3(a) shall be extended by the number of days that constitute any such Blackout Periods.

2.4      Indemnification.

(a)      The Public Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 12 of the Securities Act, with respect to which registration has been effected pursuant to this Exhibit, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Public Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Public Company in connection with any such registration, and the Public Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Public Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Public Company by or on behalf of such Holder for use therein.

(b)      Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Public Company, each of its officers and directors, each person who controls the Public Company within the meaning of Section 15 of the Securities Act, each other holder of the Public Company’s securities covered by such registration statement, and each such holder’s officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Public Company, such other holders, such officers, directors, or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Public Company or the other holders or their officers, directors, or control persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Public Company in writing by such Holder. Notwithstanding the foregoing, the liability of each Holder under this Section 2.4(b) shall be limited to an amount equal to the net proceeds from the offering received by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.4(b).

(c)      Each party entitled to indemnification under this Section 2.4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Exhibit unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)      Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

3.      Transfer of Rights. The rights granted under Section 2 of this Exhibit may be assigned to any transferee or assignee in connection with any transfer or assignment by the Holder of such Holder’s Warrants or Registrable Securities, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Exhibit; (ii) written notice is promptly given to the Public Company; and (iii) such transferee or assignee agrees in writing to be bound by the provisions of this Exhibit and by any other agreement reasonably necessary to ensure compliance with the Federal and state securities laws.

SUBSCRIPTION AGREEMENT

APPENDIX II

BRITISH COLUMBIA AND ALBERTA ACCREDITED INVESTOR CERTIFICATE

The Investor is an “accredited investor”, as such term is defined in Multilateral Instrument 45-103 – Capital Raising Exemptions (“MI 45-103”) and, as at the time the subscription is accepted by SMI (“Closing”), the Subscriber will fall within one or more of the following categories (Please check one or more, as applicable):

☐	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

☐	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act,

☐	(d)	a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐	(e)	a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador),

☐	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e),

☐	(g)	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada,

☐	(h)	a municipality, public board or commission in Canada,

☐	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

☐	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

☐	(k)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

☐	(l)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

☐	(m)	a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements,

☐	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors,

☐	(o)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts,

☐	(p)	a trust company or trust corporation registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account,

☐	(q)	a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser,

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded,

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or

☐	(t)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

For the purposes hereof, the following definitions are included for convenience:

“affiliate” means an issuer connected with another issuer because

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person or company;

“Canadian financial institution” means a bank, loan corporation, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confédération des caisses populaires et d’économie Desjardins du Québec;

“financial assets” means cash and securities;

“mutual fund” includes an issuer of securities that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

“securities legislation” means securities legislation as such term is defined in National Instrument 14-101 – Definitions;

“subsidiary” means a person or corporation controlled by another person or corporation; and

“$” means Canadian Dollars for purposes of Appendix II and Appendix III only.

The foregoing representation, warranty and certificate is true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representation, warranty or certificate shall not be true and accurate prior to Closing, the undersigned shall give immediate written notice of such fact to the Issuer.

The undersigned has executed this Certificate as of the          day of                     , 200            .

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing

SUBSCRIPTION AGREEMENT

APPENDIX III

ONTARIO ACCREDITED INVESTOR CERTIFICATE

The undersigned has represented that the undersigned an “accredited investor” as defined in Rule 45-501 of the Ontario Securities Commission. The undersigned has indicated below the categories which it, he or she satisfies.

The Investor understands that the Company is relying on this information in determining to sell securities to the Investor in a manner exempt from the registration requirements of the Ontario Securities Act (the “Ontario Act”).

☐	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

☐	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

☐	(c)	a loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

☐	(d)	a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

☐	(e)	a company licensed to do business as an insurance company in any jurisdiction;

☐	(f)	a subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

☐	(g)	a person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

☐	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

☐	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

☐	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

☐	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

☐	(l)	a registered charity under the Income Tax Act (Canada);

☐	(m)	an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

☐	(n)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

☐	(o)	an individual who has been granted registration under the Act or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

☐	(p)	a promoter of the issuer or an affiliated entity of a promoter of the issuer;

☐	(q)	a spouse, parent, grandparent or child of an officer, director or promoter of the issuer;

☐	(r)	a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Act;

☐	(s)	an issuer that is acquiring securities of its own issue;

☐	(t)	a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

☐	(u)	a person or company that is recognized by the Commission as an accredited investor;

☐	(v)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

☐	(w)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director;

☐	(x)	a managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

☐	(y)	an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act;

☐	(z)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; and

☐	(aa)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors;

The statements made in this Appendix III are true.

DATED                                     , 2005.

Signature of Investor

Name of Investor

Address of the Investor